Exhibit 99.1

American Software, Inc. Adopts 10b5-1 Trading Plan for Share Repurchase Program

ATLANTA--(BUSINESS WIRE)--September 25, 2023--American Software, Inc. (NASDAQ: AMSWA), a leading provider of innovative AI-powered supply chain management and advanced retail planning platforms, announced today that it has entered into a Rule 10b5-1 trading plan to facilitate stock buybacks under an existing share repurchase program previously approved by the Board of Directors. There are 946,321 shares available for repurchase under the existing authorization.

"We remain committed to strategically deploying capital to create long-term shareholder value,” said Allan Dow, CEO of American Software. “Our robust balance sheet and consistent cash flow generation provide us with ample capacity to execute our M&A strategy, as evidenced by our recent acquisition of AI forecasting pioneer Garvis, while returning capital to our stockholders through our quarterly dividend and share repurchases.”

The actual timing, number and value of the shares repurchased will depend on market conditions, share price, trading volume and other factors. Purchases under the plan will be administered through an independent broker and will be subject to the rules of Nasdaq and applicable securities laws and regulations, including Rule 10b5-1 of the Securities Exchange Act of 1934, as amended. The repurchase program does not require American Software to acquire a specific number of shares and may be suspended or discontinued at any time.

About American Software

Atlanta-based American Software, Inc. (NASDAQ: AMSWA), through its operating entity Logility, delivers prescriptive demand, inventory, manufacturing, and supply planning tools – helping to provide executives the confidence and control to increase margins and service levels, while delivering sustainable supply chains.

Serving clients such as Big Lots, Carter’s, Destination XL, Hostess, Husqvarna Group, Jockey International, Johnson Controls, Parker Hannifin, Red Wing Shoe Company, Spanx, Dole Fresh Vegetables, Inc., and Fender Musical Instrument Co, our solutions are marketed and sold through a direct sales team as well as an independent global value-added reseller distribution network.

Logility is the only supply chain planning platform leveraging Generative AI, advanced AI-driven algorithms, and machine learning. Our engineered approach drives team alignment for over 800 customers in 80 countries with prioritized, value-focused outcomes. For more information about Logility, please visit www.logility.com. Logility is a wholly-owned subsidiary and operating entity of American Software, Inc. (NASDAQ: AMSWA). You can learn more about American Software at www.amsoftware.com or by calling (404) 364-7615 or email kliu@amsoftware.ocom.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to substantial risks and uncertainties. There are a number of factors that could cause actual results or performance to differ materially from what is anticipated by statements made herein. These factors include, but are not limited to, continuing U.S. and global economic uncertainty and the timing and degree of business recovery; the irregular pattern of American Software’s revenues; dependence on particular market segments or clients; competitive pressures; market acceptance of American Software’s products and services; technological complexity; undetected software errors; potential product liability or warranty claims; risks associated with new product development; the challenges and risks associated with integration of acquired product lines, companies and services; uncertainty about the viability and effectiveness of strategic alliances; American Software, Inc.’s ability to satisfy in a timely manner all Securities and Exchange Commission (SEC) required filings and the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the rules and regulations adopted under that Section; as well as a number of other risk factors that could affect American Software’s future performance. For further information about risks American Software could experience as well as other information, please refer to American Software, Inc.’s current Form 10-K and other reports and documents subsequently filed with the SEC. For more information, contact: Kevin Liu, American Software, Inc., (626) 657-0013 or email kliu@amsoftware.com.

Contacts

Investor Contact:
Kevin Liu
kliu@amsoftware.com
(626) 424-1535